Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Shareholder Services – Statements and Reports,” “General Information – Independent Registered Public Accounting Firm” and “Financial Statements and Report of Independent Registered Public Accounting Firm” in the Statement of Additional Information, each dated January 9, 2026, and each included in this Post-Effective Amendment No. 306 to the Registration Statement (Form N-1A, File No. 2-29901) of AB Cap Fund, Inc. (the “Registration Statement”).

We also consent to the incorporation by reference of our reports dated August 26, 2025, with respect to the financial statements and financial highlights of AB Concentrated Growth Fund, AB Select US Equity Portfolio, AB Select US Long/Short Portfolio, AB Global Core Equity Portfolio, AB International Growth Portfolio (formerly, AB Concentrated International Growth Portfolio), AB Sustainable US Thematic Portfolio (six of the funds constituting AB Cap Fund, Inc.), and AB Sustainable International Thematic Fund, Inc. included in the Annual Reports to Shareholders (Form N-CSR) for the year ended June 30, 2025, and our reports dated September 26, 2025, with respect to the financial statements and financial highlights of AB Growth Fund (one of the series constituting The AB Portfolios), AB Large Cap Growth Fund, Inc., AB Small Cap Growth Portfolio (one of the funds constituting AB Cap Fund, Inc.), AB Sustainable Global Thematic Fund, Inc., and AB Discovery Growth Fund, Inc. included in the Annual Reports to Shareholders (Form N-CSR) for the year ended July 31, 2025, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York

January 9, 2026